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                           GIBSON, DUNN & CRUTCHER LLP
                                     LAWYERS

                   A REGISTERED LIMITED LIABILITY PARTNERSHIP
                       INCLUDING PROFESSIONAL CORPORATIONS

                                   ----------

                 200 Park Avenue, New York, New York 10166-0193
                                 (212) 351-4000
                               www.gibsondunn.com

                                February 3, 2006

Direct Dial                                                    Client Matter No.
(212) 351-4000                                                       19761-00002

Fax No.
(212) 351-4035

Charter Communications Holdings, LLC
CCH I Holdings, LLC
CCH I, LLC
CCH I Holdings Capital Corp.
CCH I Capital Corp.
12405 Powerscourt Drive
St. Louis, Missouri  63131

      Re:   Charter Communications Holdings, LLC
            CCH I Holdings, LLC
            CCH I, LLC
            CCH I Holdings Capital Corp.
            CCH I Capital Corp.
            Registration Statement on Form S-4 (Registration No.
            333-131251), as amended

Ladies and Gentlemen:

      As counsel for Charter Communications Holdings, LLC, a Delaware limited liability company (the "Guarantor"), CCH I Holdings, LLC, a Delaware limited liability company ("CIH"), CCH I Holdings Capital Corp., a Delaware corporation ("CIH Capital" and together with CIH, the "CIH Issuers"), CCH I, LLC, a Delaware limited liability company ("CCH I"), and CCH I Capital Corp., a Delaware corporation ("CCH I Capital" and together with CCH I, the "CCH I Issuers"), we have examined the Registration Statement on Form S-4 (Registration No. 333-131251) (the "Registration Statement"), filed on January 24, 2006 with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), as amended on February 3, 2006, in connection with the offering of the following securities:

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Charter Communications Holdings, LLC
CCH I Holdings, LLC
CCH I, LLC
CCH I Holdings Capital Corp.
CCH I Capital Corp.
February 3, 2006
Page 2

      - $150,704,000 principal amount of 11.125% Senior Notes due 2014 issued by the CIH Issuers and guaranteed by the Guarantor (the "11.125% Notes due 2014");

      - $470,907,287 principal amount at maturity of 9.920% Senior Discount Notes due 2014 issued by the CIH Issuers and guaranteed by the Guarantor (the "9.920% Notes due 2014");

      - $299,098,000 principal amount at maturity of 10.00% Senior Accreting Notes due 2014 issued by the CIH Issuers and guaranteed by the Guarantor (the "10.00% Notes due 2014");

      - $814,590,000 principal amount at maturity of 11.75% Senior Accreting Notes due 2014 issued by the CIH Issuers and guaranteed by the Guarantor (the "11.75% Notes due 2014");

      - $580,671,000 principal amount at maturity of 13.50% Senior Accreting Notes due 2014 issued by the CIH Issuers and guaranteed by the Guarantor (the "13.50% Notes due 2014");

      - $216,719,000 principal amount at maturity of 12.125% Senior Accreting Notes due 2015 issued by the CIH Issuers and guaranteed by the Guarantor (the "12.125% Notes due 2015"); and

      - $3,525,000,000 in principal amount of 11.00% Senior Secured Notes due 2015 issued by the CCH I Issuers and guaranteed by the Guarantor (the "11.00% Notes due 2015").

The 11.125% Notes due 2014, the 9.920% Notes due 2014, the 10.00% Notes due 2014, the 11.75% Notes due 2014, the 13.50% Notes due 2014, and the 12.125%
Notes due 2015 are collectively referred to herein as the "CIH Notes." The guarantees of the CIH Notes are collectively referred to herein as the "CIH Guarantees." The 11.00% Notes due 2015 are referred to herein as the "CCH I Notes." The guarantee of the CCH I Notes is referred to herein as the "CCH I Guarantee."

      The CIH Notes will be issued pursuant to an indenture (the "CIH Indenture") dated as of September 28, 2005 among the CIH Issuers, the Guarantor and the Bank of New York Trust Company, NA, as trustee (the "Trustee"). The CCH I Notes will be issued pursuant to an indenture (the "CCH I Indenture") dated as of September 28, 2005 among the CCH I Issuers, the

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Charter Communications Holdings, LLC
CCH I Holdings, LLC
CCH I, LLC
CCH I Holdings Capital Corp.
CCH I Capital Corp.
February 3, 2006
Page 3

Guarantor and the Trustee. The CIH Notes, the CCH I Notes, the CIH Indenture, the CIH Guarantees, the CCH I Indenture, and the CCH I Guarantee are referred to herein as the "Note Documents." The CIH Notes, the CCH I Notes, the CIH Guarantees and the CCH I Guarantee are being issued in exchange for certain outstanding notes and guarantees of the CIH Issuers, CCH I Issuers and the Guarantor, respectively (the "Outstanding Notes" and "Outstanding Guarantees", respectively), all as described in the Registration Statement.

      We have examined the originals, or photostatic or certified copies, of the Note Documents and such records of the CIH Issuers, the CCH I Issuers and the Guarantor and certificates of officers of the CIH Issuers, the CCH I Issuers and the Guarantor and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

      Based upon the foregoing examination and in reliance thereon, and subject to the assumptions, qualifications and limitations stated therein, we are of the opinion that:

            1. The CIH Notes and CCH I Notes, when executed and authenticated in accordance with the provisions of the CIH Indenture or CCH I Indenture, as applicable, and offered in exchange for the respective Outstanding Notes, as described in the Registration Statement, will be legal, valid and binding obligations of the CIH Issuers and the CCH I Issuers, respectively, enforceable against them in accordance with their respective terms;

            2. When the (i) CIH Notes and CIH Guarantees endorsed thereon and
      (ii) the CCH I Notes and CCH I Guarantee endorsed thereon have been duly executed and authenticated in accordance with the provisions of the CIH Indenture or CCH I Indenture, as applicable, and offered in exchange for the respective Outstanding Guarantees, as described in the Registration Statement, the CIH Guarantees and CCH I Guarantee will be the legal, valid and binding obligations of the Guarantor, enforceable against it in accordance with their terms.

      The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions:

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Charter Communications Holdings, LLC
CCH I Holdings, LLC
CCH I, LLC
CCH I Holdings Capital Corp.
CCH I Capital Corp.
February 3, 2006
Page 4

            A. The effectiveness of the Registration Statement under the Act will not have been terminated or rescinded.

            B. We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York, the United States of America and the Delaware General Corporation Law and the Delaware Limited Liability Company Act. We are not admitted to practice in the State of Delaware; however, we are generally familiar with the Delaware General Corporation Law and the Delaware Limited Liability Company Act as currently in effect and have made such inquiries as we consider necessary to render the opinions set forth above. This opinion is limited to the effect of the current state of the laws of the State of New York, the United States of America and, to the limited extent set forth above, the Delaware General Corporation Law and the Delaware Limited Liability Company Act and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

            C. Our opinions set forth herein are subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the enforcement of creditors' rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and (ii) general principles of equity, regardless of whether a matter is considered in a proceeding in equity or at law, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies.

            D. We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights or
      (ii) provisions relating to indemnification or contribution, to the extent such provisions may be contrary to public policy or federal or state securities laws.

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Charter Communications Holdings, LLC
CCH I Holdings, LLC
CCH I, LLC
CCH I Holdings Capital Corp.
CCH I Capital Corp.
February 3, 2006
Page 5

      We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

                                    Very truly yours,

                                    GIBSON, DUNN & CRUTCHER LLP